EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



January  16,  2004


U.S. Securities and Exchange Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:  Planetlink Communications, Inc. - Form S-8

Gentlemen:

     I have acted as counsel to Planetlink Communications, Inc., a Georgia corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 33,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2004. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                      Very truly yours,

                                      /s/ Norman T. Reynolds

                                      Norman T. Reynolds




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